CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15-LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

June 12, 1996

Shareholders and Board of Directors
CUC International Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-
58896,  33-91656, 333-03241, 33-74068, 33-74066,  33-91658,  333-
00475,  333-03237, 33-75684, 33-80834 and 33-93372)  of  the  CUC
International Inc. 1985 Non-Qualified Stock Option Plan, the CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC
International  Inc. 1987 Stock Option Plan as  amended,  the  CUC
International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. 1994 Employee Stock Option Plan as amended, the CUC International Inc. Savings Incentive Plan, and the CUC International Inc. 1994 Directors Stock Option Plan, respectively and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598, 33-
63237 and 33-95126) and in the Registration Statement (Form  S-4:
Number 33-64801) of our report dated May 22, 1996 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. which are included in its Form 10-Q for the quarter ended April 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                ERNST & YOUNG LLP

Stamford, Connecticut